UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act OF 1934

Date of Report (Date of earliest event reported): August 15, 2007

HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I

(Exact name of registrant as specified in its charter)

HSBC FINANCE CORPORATION

(Servicer of the Trust)

(Exact name as specified in Servicer’s charter)

Commission File Number: 333-101918-01

Delaware (State or other jurisdiction of incorporation )	Not Applicable (I.R.S. Employer Identification Number)

2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices)	60070 (Zip Code)

847-564-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Exhibit
99.1

Monthly Servicing Statement with respect to Distribution Date occurring on August 15, 2007 pursuant to the Amended and Restated Transfer and Servicing Agreement, dated as of March 13, 2003, by and among Household Affinity Funding Corporation III, as Transferor, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Servicer, and Household Affinity Credit Card Master Note Trust I, as Issuer, and the Series 2003-1 Indenture Supplement, dated as of March 13, 2003, by and between the Issuer and The Bank of New York, as Indenture Trustee, with respect to the Class A, Class B and Class C, Series 2003-1 Asset Backed Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION, as Servicer of and on behalf of

HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I
(Registrant)

By: /s/ Patrick D. Schwartz
Name: Patrick D. Schwartz
Authorized Representative

Dated: August 21, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1

Monthly Servicing Statement with respect to Distribution Date occurring on August 15, 2007 pursuant to the Amended and Restated Transfer and Servicing Agreement, dated as of March 13, 2003, by and among Household Affinity Funding Corporation III, as Transferor, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Servicer, and Household Affinity Credit Card Master Note Trust I, as Issuer, and the Series 2003-1 Indenture Supplement, dated as of March 13, 2003, by and between the Issuer and The Bank of New York, as Indenture Trustee, with respect to the Class A, Class B and Class C, Series 2003-1 Asset Backed Notes.

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